Exhibit 10.6.1

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

             This Amended and Restated Indemnification Agreement (the "Agreement") is entered into as of June 13, 2003, by and among NationsRent Companies, Inc. (formerly known as NR Holdings, Inc.), a Delaware corporation (the "Company") and ______________ (the "Indemnitee").

          WHEREAS, the Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

          WHEREAS, the Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

          WHEREAS, (i) the Indemnitee does not regard the available protections against personal liability and defense expenses as adequate under the circumstances, (ii) the Indemnitee and other directors, officers, employees, controlling persons, agents and fiduciaries of the Company are not willing to serve in such capacities without additional protection, and (iii) the Company and the Indemnitee desire to enter into this Agreement to provide such additional protection;

          WHEREAS, the Company (i) desires to attract and retain the involvement of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, to induce the Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to the Indemnitee to the maximum extent permitted by law;

           WHEREAS, on June 13, 2003, the Company and the Indemnitee entered into an indemnification agreement;

           WHEREAS, the Company and the Indemnitee desire to amend and restate such agreement in its entirety; and

          WHEREAS, in view of the considerations set forth above, the Company desires that the Indemnitee be indemnified by the Company as set forth herein.

          NOW, THEREFORE, the Company and Indemnitee hereby agrees as follows:

                     1. Indemnification.

                                a. The Company shall be liable to indemnify the Indemnitee in accordance with the provisions of this Section 1(a) if the Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(a), the Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding (or any claim, issue or matter therein), if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

                                b. The Company shall be liable to indemnify the Indemnitee in accordance with the provisions of this Section 1(b) if the Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding (or any claim, issue or matter therein), if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 1(b) in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification.

                     2. Mandatory Advancement of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall be obligated to advance, within 15 days after the receipt by the Company of a statement or statements requesting such advances from time to time, any and all Expenses incurred by the Indemnitee in connection with any Proceeding whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee's ability to repay the advances and without regard to the Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances required under this Section 2 shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Advances required under this Section 2 also shall include Expenses incurred in participating in any judicial proceeding, arbitration or other proceeding to determine Indemnitee's right to indemnification under this Agreement or otherwise. Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that Indemnitee undertakes to repay the advance to the extent and only to the extent that it is ultimately determined, consistent with the terms and conditions of this Agreement and with Section 145 of the Delaware General Corporation Law, that the Indemnitee is not entitled to be indemnified by the Company.

                     3. Indemnification Procedure.

                                a. To obtain advancement or indemnification under this Agreement, Indemnitee shall, as soon as practicable but not later than sixty (60) days after receipt by Indemnitee of notice of the commencement of any Proceeding, except for Proceedings pending as of the date of this Agreement, submit to the Company written notification of the Proceeding; with regard to Proceedings pending as of the date of this Agreement, Indemnitee shall submit to the Company written notification as soon as practicable but not later than sixty (60) days after the date of this Agreement. The failure to notify the Company will relieve the Company of its indemnification obligations under this Agreement only to the extent the Company can establish that such failure to notify the Company resulted in actual prejudice to it, and the failure to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of notification from Indemnitee pursuant to this Section 3(a), advise the Board in writing that Indemnitee has provided such notification.

                                b. Following notification by Indemnitee pursuant to Section 3(a) of this Agreement, to obtain indemnification, Indemnitee shall thereafter submit to the Company a written request for indemnification pursuant to this Section 3(b), including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The failure to submit a written request to the Company will relieve the Company of its indemnification obligations under this Agreement only to the extent the Company can establish that such failure to make a written request resulted in actual prejudice to it, and the failure to make a written request will not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Upon submission of a written request for indemnification by Indemnitee pursuant to this Section 3(b), Indemnitee's entitlement to indemnification shall be determined according to Section 3(c) and (d) of this Agreement.

                                c. Upon receipt of Indemnitee's written request for indemnification pursuant to Section 3(b), a determination with respect thereto shall be made in the specific case: (i) by the Disinterested Directors, even though less than a quorum, so long as Indemnitee does not request that such determination be made by Independent Counsel, or (ii) if so requested by Indemnitee, in his sole discretion, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom.

                                d. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(c) hereof, the Independent Counsel shall be selected as provided in this Section 3(d). The Independent Counsel shall be selected by [Indemnitee] [the Board] [(unless Indemnitee shall request that such selection by made by the Board, in which event the Board shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 3(d)),] and [Indemnitee or the Company, as the case may be, shall give written notice to the other, advising it or him of the identity of the Independent Counsel so selected.] [The Company or Indemnitee, as the case may be,] may, within 10 days after such written notice of selection shall have been received, deliver to [Indemnitee or the Company, as the case may be,] a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 10 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 3(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 3(c) hereof. Upon the due commencement of any judicial proceeding, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company agrees to pay the reasonable, documented fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                                e. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a notice and a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Board) or of Independent Counsel to have made a determination prior to the commencement of any judicial proceeding that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Board) or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be admissible in evidence against Indemnitee or otherwise referred to in any such judicial proceeding for any purpose (including without limitation to rebut the presumption in favor of indemnification) or create a presumption that Indemnitee has not met the applicable standard of conduct.

                                f. If the person, persons or entity empowered or selected under this Agreement to determine whether an Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of Indemnitee's written request for indemnification pursuant to Section 3(b) of this Agreement, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification or the Indemnitee, as the case may be, in good faith requires such additional time for the obtaining, furnishing or evaluating of documentation and/or information relating thereto.

                                g. The termination of any Proceeding or of any issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                                h. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action or failure to act is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee directly or indirectly by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. The provisions of this Section 3(h) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

                                i. The knowledge and/or actions, or failure to act, of any other director, partner, managing member, officer, agent, employee or trustee of the Company shall not be imputed to an Indemnitee for purposes of determining his right to indemnification under this Agreement.

                                j. The Company will be entitled to participate reasonably in the investigation or defense of any Proceeding at its own expense.

                                k. The Indemnitee acknowledges that the Company has entered into, and may from time to time enter into, indemnification agreements with other directors, officers, employees, controlling persons or other persons ("Other Indemnitees") which provide the same, or substantially similar, rights to reimbursement of expenses and indemnification as provided to the Indemnitee hereunder. Therefore, notwithstanding anything to the contrary in this Agreement, the Indemnitee agrees that, if, pursuant to Section 3, the Company receives from the Indemnitee notice of a Proceeding and such Proceeding involves one or more Other Indemnitees, then, except as provided below, the Indemnitee and Other Indemnitees shall be required, as a condition to receipt of advancement or indemnification under this Agreement, to retain one firm to act as primary litigation counsel (and, as necessary, one firm in the jurisdiction in which such Proceeding is pending to act as local counsel) (herein "Defense Counsel") to represent the Indemnitee and all Other Indemnitees jointly in the defense of the Proceeding, and the Company shall be obligated, pursuant to the terms of this Agreement, to advance or indemnify defense costs for which coverage is available under the terms of this Agreement only to such Defense Counsel and to no other counsel. Unless there is a conflict of interest, or significant likelihood that a conflict of interest would arise, between the Indemnitee and one or more of the Other Indemnitees, until such time as the Indemnitee and the Other Indemnitees have selected Defense Counsel to represent them, the Company shall not be required to advance or indemnify expenses for any of them. After the retention of such Defense Counsel jointly by the Indemnitee and the Other Indemnitees and upon payment of all covered defense costs by the Company to such Defense Counsel, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding; provided that, (i) the Indemnitee shall have the right to employ Indemnitee's counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there is a conflict of interest or significant likelihood of a potential conflict of interest between the Company or any Other Indemnitee, on the one hand, and the Indemnitee, on the other hand, in the conduct of any such defense, or (C) the Company shall not continue to advance covered defense costs to the Defense Counsel in the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

                     4. Additional Indemnification Rights; Nonexclusivity.

                                a. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change after the date of this Agreement in any applicable law, statute or rule that narrows the ability or authority of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                                b. The indemnification provided by this Agreement shall be in addition to any rights to which the Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or Disinterested Directors, the Delaware General Corporation Law, or otherwise; provided, however that the Indemnitee's rights under the Company's Certificate of Incorporation or Bylaws shall not in any way limit the rights available under this Agreement.

                                c. The indemnification provided under this Agreement shall continue for any action Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

                     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any claim, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

                     6. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, in such proportion in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officer, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

                     7. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, the Indemnitee shall be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is an officer of the Company or of the Company's key employees, controlling persons, agents or fiduciaries, if Indemnitee is a key employee, agent, control person, or fiduciary. If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 3(a) hereof, the Company has liability insurance in effect that may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

                     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                                a. To indemnify or advance Expenses to Indemnitee, with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification, advancement of Expenses, or insurance (as the case may be) under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Proceedings, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be, or (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Proceeding; or

                                b. To make any indemnity payment in connection with any Proceeding arising from the payment or disgorgement of any profit realized by Indemnitee from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation on the Company's obligation to provide indemnification pursuant to this Section 8(b) or otherwise, Indemnitee shall be entitled to receive advancement of Expenses hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

                                c. To indemnify or advance Expenses to Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision;

                                d. If indemnification is expressly prohibited by law; or

                                e. With respect to a Proceeding resulting from Indemnitee's conduct which has been finally adjudicated to constitute fraud or a breach of Indemnitee's duty of loyalty to the Company or its shareholders or to constitute an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.

                     9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee or the Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three (3)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

                     10. Construction of Certain Phrases.

                                a. For purposes of this Agreement, references to the "Company" shall include the named entity set forth in the first paragraph of this agreement, such entity's direct and indirect parents, subsidiaries and affiliates, and shall further include, in addition to the foregoing entities, any constituent corporation(s) (including, without limitation, any constituent of a constituent) absorbed into any of the foregoing entities in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries.

                                b. For purposes of this Agreement, references to "fines" shall include, without limitation, any excise taxes assessed on Indemnitee with respect to an employee benefit plan;

                                c. For purposes of this Agreement, references to "serving at the request of the Company" shall include, without limitation, any service as a director, officer, employee, agent or fiduciary of the Company that imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

                                d. For purposes of this Agreement, "Disinterested Director" shall mean a director of the Company who is not and was not a party to, and, who has no interest in, the Proceeding in respect of which indemnification is sought by Indemnitee.

                                e. For purposes of this Agreement, "Expenses" shall include attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, bonds, and all other such disbursements or expenses relating to or concerning a Proceeding or of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a judicial proceeding, arbitration, mediation or other proceeding or in any investigation by a government agency or self-regulatory organization. Expenses shall include such fees, expenses, and costs incurred in connection with any appeal resulting from any claim or proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

                                f. For purposes of this Agreement, "Independent Counsel" shall mean at any time, any nationally-recognized law firm, or a member of a nationally-recognized law firm, that (a) is experienced in matters of corporation law and director indemnification issues and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

                                g. For purposes of this Agreement, "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including without limitation any such proceeding pending as of the date of this Agreement, in which the Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director of the Company, by reason of any action taken by him or of any action on his part while acting as director of the Company, or by reason of the fact that he is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company, in each case whether or not serving in such capacity at the time any Expense, judgment, fine or amount paid in settlement is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

                     11. Amendment and Termination. Any term hereof may be amended (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company; and (b) the Indemnitee. Any amendment so effected shall be binding upon the Company and the Indemnitee and their respective successors and assigns including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company. The observance of any term hereof may be waived, in the particular instance, by a party only with the written consent of the party so waiving the observance of such term. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

                     12. Remedies of Indemnitee.

                                a. In the event that (i) a determination is made pursuant to Section 3 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 2 of this Agreement, (iii) payment of indemnification is not made pursuant to Section 1, 3, or 4 of this Agreement within sixty (60) days after receipt by the Company of a written request therefor, or (iv) payment of indemnification pursuant to Section 1 or 3 of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, or (v) the Indemnitee determines in his sole discretion that such action is appropriate or desirable, the Indemnitee shall be entitled to seek an adjudication by a court of competent jurisdiction as to his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration; provided, however, the Company retains all rights to challenge any and all claims made by the Indemnitee in any such adjudication or arbitration proceeding.

                                b. In the event that a determination shall have been made pursuant to Section 3 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration, commenced pursuant to this Section 12, shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 3 adverse to Indemnitee for purposes of satisfying the Company's burden of proof or for any other purpose. In any judicial proceeding or arbitration commenced pursuant to this Section 12, in the event that the person, persons or entity empowered or selected under Section 3 of this Agreement to determine whether Indemnitee is entitled to indemnification has not made such a determination within the time period provided for under Section 3 of this Agreement, the Company shall stipulate and may not contest that Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                c. If a determination shall have been made pursuant to Section 3(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                                d. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall be liable to indemnify the Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance such Expenses to the Indemnitee that are incurred by Indemnitee in connection with any judicial adjudication or arbitration concerning indemnification or advancement of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

                     13. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement, under the Company's Certificate of Incorporation or Bylaws or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines upon a final adjudication that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including, without limitation, costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines upon a final adjudication that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

                     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.

                     15. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

                     16. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim, except that in the event that the Court of Chancery cannot or does not exercise jurisdiction over the action, the action may be commenced, prosecuted and continued in any other court of competent jurisdiction in the State of Delaware.

                     17. Corporate Authority. The Board of Directors of the Company has approved the terms of this Agreement.

                     18. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall constitute an original.

                     19. Integration and Entire Agreement. Subject to Section 4 hereinabove, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

                     20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right or obligation to be retained in the employ or service of the Company or any of its subsidiaries.

                     21. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (i) on the day of deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) upon the day of deposit with Federal Express or similar overnight courier, freight prepaid, or (iv) on the day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee's address as set forth beneath the Indemnitee's signature to this Agreement and, if to the Company, at the address of its principal corporate offices (Attention: Secretary) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                     22. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including, without limitation, any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law and construed so as to provide the broadest possible protection to Indemnitee permitted by law.

                     23. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

                     24. Successors and Assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to any Proceedings regardless of whether Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including, without limitation, subsidiaries of the Company, at the Company's request.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

COMPANY:

NATIONSRENT COMPANIES, INC. (formerly known as NR Holdings, Inc.)

By:
Name: Joseph H. Izhakoff
Title: Executive Vice President, General Counsel and Secretary

Address: 450 East Las Olas Blvd., Suite 1400
Fort Lauderdale, FL 33301

INDEMNITEE:

______________________________________ Name: Address: